Dice Holdings, Inc. Reports Third Quarter 2014 Results

•	Revenues increased 29% year-over-year to $67.6 million in the third quarter

•	Net income totaled $9.5 million, resulting in earnings per diluted share of $0.18, reflecting the impact of recognition of tax loss carryforwards of $1.7 million or $0.03 per diluted share

•	Cash flows from operations totaled $14.3 million during the third quarter, up $8.2 million or 135% from the prior year quarter

•	Adjusted EBITDA grew 23% year-over-year to $22.4 million (see “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations”)

New York, New York, October 30, 2014 - Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized websites for professional communities, today reported financial results for the quarter ended September 30, 2014.
Revenues for the quarter ended September 30, 2014 totaled $67.6 million, an increase of 29% from $52.6 million in the comparable quarter of 2013 due primarily to revenues from businesses acquired over the past year, which contributed $13.2 million of growth in the quarter. The increase in quarterly revenues also reflects year-over-year growth at Slashdot Media and eFinancialCareers.
The number of hiring managers and recruiters in the U.S. and Europe utilizing Dice’s Open Web continued to grow during the third quarter. Open Web combines publicly available information from 130 social and professional networks to create an all-in-one candidate profile and a more efficient way to source and connect with candidates.
Operating expenses for the third quarter totaled $54.2 million, an increase of $13.1 million from the comparable quarter of 2013 due to expenses from businesses acquired over the past year.
The Company’s net income for the quarter ended September 30, 2014 totaled $9.5 million, resulting in diluted earnings per share of $0.18. Income tax expense for the quarter was $3.0 million, resulting in an effective tax rate of 24%.  This included a benefit of $1.7 million from tax loss carryforwards obtained in the onTargetjobs acquisition which were recognized in the current quarter.
Net cash provided by operating activities totaled $14.3 million for the quarter ended September 30, 2014, an increase of 135% from the $6.1 million for the quarter ended September 30, 2013.
Adjusted EBITDA for the quarter ended September 30, 2014 increased 23% year-over-year to $22.4 million or 33% of Adjusted Revenues. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations.”

Operating Segment Results
For the quarter ended September 30, 2014, Tech & Clearance segment revenues increased 3% year-over-year to $34.8 million, or 51% of consolidated revenues, with the growth attributable to the July 2013 acquisition of The IT Job Board.
Finance segment revenues for the third quarter of 2014 increased 10% year-over-year to $9.4 million, with currency translation positively impacting revenues by $0.6 million year-over-year in the third quarter.
The Energy segment revenues grew 31% year-over-year to $8.0 million in the quarter ended September 30, 2014, accounting for 12% of consolidated revenues. OilCareers, acquired in March 2014, contributed $2.0 million in revenues in the third quarter.

For the quarter ended September 30, 2014, the Healthcare segment contributed $6.9 million in revenues. Revenues from the November 2013 acquisition of HEALTHeCAREERSTM and BioSpace® were $6.6 million.

Hospitality segment revenues for the third quarter of 2014 were $3.7 million, reflecting the acquisition of Hcareers® in November 2013.

Corporate & Other segment revenues grew 30% to $4.8 million for the quarter ended September 30, 2014 due to improvement at Slashdot Media.

Nine Month Operating Results

Revenues for the nine months ended September 30, 2014 totaled $194.8 million, an increase of 26% from $155.1 million in the comparable period of 2013.

By segment, Tech & Clearance revenues increased 3% to $101.3 million for the nine months ended September 30, 2014, including The IT Job Board acquisition which contributed revenues of $7.0 million in the nine months ended September 30, 2014. In the same period, Finance segment revenues grew 6% to $27.5 million from the nine months ended September 30, 2013, including a currency translation benefit of $1.8 million from the comparable 2013 period. Energy segment revenues increased 28% to $22.5 million, including the contribution from OilCareers of $4.2 million. Healthcare and Hospitality contributed revenues of $20.0 million and $10.1 million, respectively, for the first nine months of 2014. Corporate & Other revenues increased 15% to $13.6 million.

Net income for the nine months ended September 30, 2014 totaled $21.1 million, resulting in diluted earnings per share of $0.39 for the nine months ended September 30, 2014.

Net cash provided by operating activities totaled $47.6 million for the nine months ended September 30, 2014. Adjusted EBITDA for the nine months ended September 30, 2014 increased 20% to $64.3 million from $53.4 million for the same period in 2013. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations.”

Balance Sheet
Deferred revenue at September 30, 2014 grew 6% to $81.9 million from $77.4 million at December 31, 2013. The increase was primarily driven by our Finance and Tech & Clearance segments, as well as by the acquisition of OilCareers in March 2014.
Net Debt, defined as total debt less cash and cash equivalents and investments, was $86.1 million at September 30, 2014, consisting of total debt of $113.1 million minus cash and cash equivalents of $27.0 million. This compares to Net Debt of $96.7 million at June 30, 2014, consisting of total debt of $116.8 million minus cash and cash equivalents and investments of $20.1 million.

The Company purchased 1,056,207 shares of its common stock during the third quarter of 2014 pursuant to its stock repurchase plan at an average cost of $8.22 per share, for a total cost of approximately $8.7 million.

Management Comments

“Our results continue to improve, reflecting our ability to leverage our specialty focus, to build best-in-class solutions and to reposition ourselves for stronger growth,” said Michael Durney, President and CEO, Dice Holdings, Inc. “We are continuing to make strides in product development - which has been a key area of focus and investment. During the quarter, we took home two key product awards. Our Dice.com team won a 2014 “Awesome New Technologies for HR” for the #Dice141 job card, and our WorkDigital team won the Top Innovator in Social Data award at DataWeek 2014 for EventGraph, a social media listening product. We are making solid progress towards our goal to expand our relevance to professionals throughout their careers, and to deliver talent efficiently to hiring managers and recruiters.”

“Evidence of continuing progress in our operations is mounting, as we capitalized on a healthy environment to deliver a good quarter. In our Tech & Clearance segment, the Dice recruitment package customer count was stable for a second straight quarter, while Finance’s organic growth rate continues to improve,” said John Roberts, CFO. “Strong profitability and cash flow are distinctive attributes of our business model. This consistency allows us to invest for growth and return cash to shareholders, while considering acquisitions.”

Business Outlook

The Company is providing a current, point-in-time view of estimated financial performance based on its assessment as of October 30, 2014 for the quarter ending December 31, 2014 and the year ending December 31, 2014. The Company’s actual performance will vary based on a number of factors including those that are outlined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” In addition, for a description of Adjusted EBITDA as used below, see “Notes Regarding the Use of Non-GAAP Financial Measures” and for required reconciliations to the most comparable GAAP measures, see “Supplemental Information and Non-GAAP Reconciliations.”

	Quarter ending December 31, 2014	Year ending December 31, 2014

Revenues	$67.7 - $68.2 mm	$262.5 - $263 mm

Estimated Contribution by Segment
Tech & Clearance	52%	52%
Finance	14%	14%
Energy	12%	12%
Healthcare	10%	10%
Hospitality	5%	5%
Corporate & Other	7%	7%

Adjusted EBITDA*	$20.3 - $20.8 mm	$84.5 - $85 mm
Adjusted EBITDA Margin*	30%	32%

Depreciation and Amortization	$7 mm	$ 28 mm
Non-cash stock compensation expense	$2 mm	$ 8 mm
Interest expense, net	$1 mm	$ 4 mm
Income taxes	$4.1 - $4.3 mm	$14.3 - $14.5 mm

Net income	$6.5 - $6.8mm	$27.5 - $27.8 mm

Diluted Earnings per share	$0.12	$0.50 - $0.51

Fully diluted share count	54.1 mm	54.5 mm

*Estimated Adjusted EBITDA includes an estimated fair value adjustment to deferred revenue of $140,000 and $2.9 million, respectively, for the quarter and year ending December 31, 2014. Adjusted EBITDA margin is computed as Adjusted EBITDA divided by Adjusted Revenues (see “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations.”)

Conference Call Information

The Company will host a conference call to discuss third quarter results today at 8:30 a.m. Eastern Time.  Hosting the call will be Michael P. Durney, President and Chief Executive Officer and John J. Roberts, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 1-877-270-2148 or for international callers by dialing 1-412-902-6510. Please ask to be joined to the Dice Holdings, Inc. call. A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10054010. The replay will be available until November 7, 2014.

The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Investor Contact

Constance Melrose
Vice President, Corporate Development
Dice Holdings, Inc.
212-448-4181
IR@dice.com

Media Contact

Rachel Ceccarelli
Manager, Public Relations & Corporate Communications
Dice Holdings, Inc.
212-448-8288
dicemedia@dice.com

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized websites for professional communities, including technology and engineering, financial services, energy, healthcare, hospitality and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 20 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow, Adjusted Revenues, net cash and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The Company has provided required reconciliations to the most comparable GAAP measures in the section entitled “Supplemental Information and Non-GAAP Reconciliations.”
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.
Adjusted Revenues
Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues, represents Revenues plus the add back of the fair value adjustment to deferred revenue related to purchase accounting of acquisitions. We consider Adjusted Revenues to be an important measure to evaluate the performance of our acquisitions.
Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it includes cash used for capital expenditures during the period and is adjusted for acquisition related payments within operating cash flows.
Net Cash/Net Debt
Net Cash is defined as cash and cash equivalents and investments less total debt. Net Debt is defined as total debt less cash and cash equivalents and investments. We consider Net Cash and Net Debt to be important measures of liquidity and indicators of our ability to meet ongoing obligations. We also use Net Cash and Net Debt, among other measures, in evaluating our choices for capital deployment. Net Cash and Net Debt presented herein are non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013

Revenues	$67,615	$52,616	$194,849	$155,064

Operating expenses:
Cost of revenues	9,418	6,099	27,803	16,853
Product development	6,487	5,597	19,254	16,253
Sales and marketing	20,746	16,601	60,032	50,106
General and administrative	10,760	8,534	32,131	25,040
Depreciation	2,930	2,011	8,647	5,377
Amortization of intangible assets	3,798	2,208	12,552	5,617
Change in acquisition related contingencies	44	50	134	146
Total operating expenses	54,183	41,100	160,553	119,392
Operating income	13,432	11,516	34,296	35,672
Interest expense	(927)	(378)	(2,875)	(1,097)
Other income (expense)	8	5	(129)	261
Income before income taxes	12,513	11,143	31,292	34,836
Income tax expense	3,020	4,085	10,196	12,730
Net income	$9,493	$7,058	$21,096	$22,106

Basic earnings per share	$0.18	$0.12	$0.40	$0.39
Diluted earnings per share	$0.18	$0.12	$0.39	$0.37

Weighted average basic shares outstanding	52,089	56,606	52,486	57,324
Weighted average diluted shares outstanding	54,106	59,505	54,545	60,497

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,		For the year ended December 31,
	2014	2013	2014	2013	2013
Cash flows from operating activities:
Net income	$9,493	$7,058	$21,096	$22,106	$38,087
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,930	2,011	8,647	5,377	5,657
Amortization of intangible assets	3,798	2,208	12,552	5,617	6,654
Deferred income taxes	(1,632)	(955)	(4,317)	(1,841)	(4,406)
Amortization of deferred financing costs	93	60	278	181	315
Stock based compensation	1,739	2,051	5,886	6,263	6,130
Change in acquisition related contingencies	44	50	134	146	48
Change in accrual for unrecognized tax benefits	613	(61)	893	(126)	(1,367)
Changes in operating assets and liabilities:
Accounts receivable	(1,427)	(1,500)	(232)	5,263	(3,253)
Prepaid expenses and other assets	1,726	728	(446)	321	(835)
Accounts payable and accrued expenses	4,600	1,152	(16)	2,681	544
Income taxes receivable/payable	(4,879)	(1,676)	(956)	(4,292)	776
Deferred revenue	(3,347)	(5,035)	3,581	(916)	5,581
Other, net	528	(2)	544	4	(35)
Net cash flows from operating activities	14,279	6,089	47,644	40,784	54,661
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	—	(12,259)	(27,001)	(12,259)	(30,800)
Purchases of fixed assets	(1,838)	(2,412)	(6,784)	(8,160)	(5,902)
Purchases of investments	—	—	—	(3)	(1,744)
Maturities and sales of investments	—	—	—	2,194	4,507
Net cash flows from investing activities	(1,838)	(14,671)	(33,785)	(18,228)	(33,939)
Cash flows from financing activities:
Payments on long-term debt	(9,625)	—	(23,875)	(20,000)	(23,500)
Proceeds from long-term debt	6,000	34,000	18,000	34,000	54,500
Payments under stock repurchase plan	(8,362)	(22,690)	(26,909)	(35,046)	(68,220)
Payment of acquisition related contingencies	—	—	(824)	—	(1,557)
Proceeds from stock option exercises	4,654	552	7,974	3,149	2,474
Purchase of treasury stock related to vested restricted stock	(112)	(12)	(1,223)	(995)	(423)
Excess tax benefit over book expense from stock based compensation	869	1,101	1,504	2,346	998
Net cash flows from financing activities	(6,576)	12,951	(25,353)	(16,546)	(36,829)
Effect of exchange rate changes	1,103	(271)	(839)	(1,326)	883
Net change in cash and cash equivalents for the period	6,968	4,098	(12,333)	4,684	(15,224)
Cash and cash equivalents, beginning of period	20,050	40,599	39,351	40,013	55,237
Cash and cash equivalents, end of period	$27,018	$44,697	$27,018	$44,697	$40,013

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$27,018	$39,351
Accounts receivable, net	40,022	37,760
Deferred income taxes—current	2,811	1,399
Income taxes receivable	3,310	2,399
Prepaid and other current assets	4,159	3,739
Total current assets	77,320	84,648
Fixed assets, net	16,290	18,612
Acquired intangible assets, net	85,936	84,905
Goodwill	243,198	230,190
Deferred financing costs, net	1,407	1,685
Deferred income taxes—non-current	1,235	—
Other assets	874	601
Total assets	$426,260	$420,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$27,300	$27,468
Deferred revenue	81,906	77,394
Current portion of acquisition related contingencies	9,040	5,751
Current portion of long-term debt	2,500	2,500
Deferred income taxes—current	110	123
Income taxes payable	1,186	400
Total current liabilities	122,042	113,636
Long-term debt	110,625	116,500
Deferred income taxes—non-current	14,901	13,641
Accrual for unrecognized tax benefits	3,511	2,618
Acquisition related contingencies	—	4,042
Other long-term liabilities	3,013	2,392
Total liabilities	254,092	252,829
Total stockholders’ equity	172,168	167,812
Total liabilities and stockholders’ equity	$426,260	$420,641

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2014 and 2013 and a balance sheet as of September 30, 2014 and December 31, 2013 are provided elsewhere in this press release.

DICE HOLDINGS, INC.
NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended September 30,		For the nine months ended September 30,		For the year ended December 31,
	2014	2013	2014	2013	2014
Revenues by Segment (GAAP Revenue)
Tech & Clearance (1)	$34,783	$33,610	$101,268	$97,988	$34,783
Finance	9,449	8,556	27,493	25,891	9,449
Energy (2)	8,043	6,157	22,465	17,529	8,043
Healthcare (3)	6,921	634	19,995	1,831	6,921
Hospitality	3,668	—	10,050	—	3,668
Corporate & Other	4,751	3,659	13,578	11,825	4,751
	$67,615	$52,616	$194,849	$155,064	$67,615
Add back fair value adjustment to deferred revenue
Tech & Clearance	$—	$359	$262	$359	$262
Energy	160	—	617	—
Healthcare	153	—	839	—	839
Hospitality	164	—	1,027	—	1,027
	$477	$359	$2,745	$359	$2,128
Adjusted Revenues by Segment
Tech & Clearance	$34,783	$33,969	$101,530	$98,347	$101,530
Finance	9,449	8,556	27,493	25,891	27,493
Energy	8,203	6,157	23,082	17,529	23,082
Healthcare	7,074	634	20,834	1,831	20,834
Hospitality	3,832	—	11,077	—	11,077
Corporate & Other	4,751	3,659	13,578	11,825	13,578
	$68,092	$52,975	$197,594	$155,423	$197,594
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$9,493	$7,058	$21,096	$22,106
Interest expense	927	378	2,875	1,097
Income tax expense	3,020	4,085	10,196	12,730
Depreciation	2,930	2,011	8,647	5,377
Amortization of intangible assets	3,798	2,208	12,552	5,617
Change in acquisition related contingencies	44	50	134	146
Non-cash stock compensation expense	1,739	2,051	5,886	6,263
Deferred revenue adjustment	477	359	2,745	359
Other	(8)	(5)	129	(261)
Adjusted EBITDA	$22,420	$18,195	$64,260	$53,434

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$14,279	$6,089	$47,644	$40,784
Interest expense	927	378	2,875	1,097
Amortization of deferred financing costs	(93)	(60)	(278)	(181)
Income tax expense	3,020	4,085	10,196	12,730
Deferred income taxes	1,632	955	4,317	1,841
Change in accrual for unrecognized tax benefits	(613)	61	(893)	126
Change in accounts receivable	1,427	1,500	232	(5,263)
Change in deferred revenue	3,347	5,035	(3,581)	916
Deferred revenue adjustment	477	359	2,745	359
Changes in working capital and other	(1,983)	(207)	1,003	1,025
Adjusted EBITDA	$22,420	$18,195	$64,260	$53,434

DICE HOLDINGS, INC.
NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013

Adjusted EBITDA	$22,420	$18,195	$64,260	$53,434
Adjusted EBITDA Margin (4)	32.9%	34.3%	32.5%	34.4%

Calculation of Free Cash Flow
Net cash provided by operating activities	$14,279	$6,089	$47,644	$40,784
Purchases of fixed assets	(1,838)	(2,412)	(6,784)	(8,160)
Free Cash Flow	$12,441	$3,677	$40,860	$32,624

Dice.com Recruitment Package Customers
Beginning of period	8,000	8,650	8,100	8,400
End of period	8,000	8,450	8,000	8,450
Average for the period (5)	8,000	8,550	8,000	8,600

Dice.com Average Monthly Revenue per Recruitment Package Customer (6)	$1,047	$998	$1,035	$996

Segment Definitions:
Tech & Clearance: Dice.com, ClearanceJobs, The IT Job Board (from acquisition, July 2013) and related career fairs
Finance: eFinancialCareers
Energy: Rigzone, OilCareers (from acquisition, March 2014) and related career fairs
Healthcare: Health Callings; HEALTHeCAREERS and BioSpace (both from acquisition, November 2013)
Hospitality: Hcareers (from acquisition, November 2013)
Corporate & Other: Corporate related costs, Slashdot Media and WorkDigital

(1) Includes $2.5 million and $7.0 million of The IT Job Board revenue for the third quarter and nine months ended September 30, 2014, respectively, and $1.1 million for the third quarter and nine months ended September 30, 2013.

(2) Includes $2.0 million and $4.2 million of OilCareers revenue for the third quarter and nine months ended September 30, 2014, respectively.
(3) Includes $6.6 million and $18.5 million of HEALTHeCAREERS and BioSpace revenue for the third quarter and nine months ended September 30, 2014, respectively.
(4) Adjusted EBITDA margin is computed as Adjusted EBITDA divided by Adjusted Revenues.
(5) Reflects the daily average of recruitment package customers during the period.
(6) Reflects simple average of three months in each period.